Hamilton PC

2121 S. Oneida St., Suite 312
Denver, CO  80224
P: (303) 548-8072
F: (888) 466-4216
ed@hamiltonpccpa.com

Form 8-K  Exhibit 16.1

January 17, 2012

U. S, Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

On January 17, 2012 this Firm received a draft copy of a Form 8-K to be filed by General Red International, Inc. (Company) (SEC File#000-50471, CIK  #001185218) reporting an Item 4.01-Changes in Registrant’s Certifying Public Accountant.

We have no disagreements with the statements made in the draft Form 8-K, Item 4.01 disclosures provided to us.

Yours Truly,

/S/ Hamilton PC

Hamilton, PC